Exhibit 23

Consent of Independent Registered Public Accounting Firm

Fibrocell Science, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-185463, No. 333-185466 and No. 333-209077), Form S-8 (No. 333-172776, No. 333-190650, No. 333-196964 and No. 333-212827) and Form S-1 (No. 333-221375) of our report dated March 19, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Philadelphia, Pennsylvania
March 19, 2018